090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20140567965-75
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 08/06/2014 9:50 AM
	Entity Number E0149592005-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:
Global Fashion Technologies, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
There are currently 400,000,000 authorized shares of Common Stock with a par value of $0.001. 265,554,339 shares of Common Stock are outstanding.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
After the change, there will be approximately 758,727 outstanding shares of Common Stock. The number of authorized shares of Common Stock (400,000,000) and par value ($0.001) will not change.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
One share will be issued for every three-hundred-fifty(350) shares of Common Stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
No fractional shares will be issued. The Company will issue one whole share of post-Reverse Stock Split Common Stock to any stockholder who would have otherwise received a fractional share.

7. Effective date and time of filing: (optional) Date: 8/15/14 Time: 5:00 EDT
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X ______________________ Secretary
Signature of Officer Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.